                                OPTION AGREEMENT

         This Option Agreement ("Agreement") is made this August 13th of 2003 by and between Composite Technology Corp ("the Company") and Brent Robbins, ("Robbins"), of 1000 Campanile, Newport Beach, California 92660, USA.

                   WHEREAS, under that certain employment agreement ("Employment Agreement") between the parties, the Company has agreed to provided Robbins with options to acquire Company shares under its share option plan ("Option Plan") and in satisfaction of its obligations under the Option Plan, the Company has granted to Robbins an option to purchase seven hundred and fifty thousand (750,000) shares of the Company's common stock, subject to the terms and conditions of this Agreement.

         NOW, THEREFORE, the parties agree as follows:

1.       Option

         The Company grants to Robbins the right to purchase ("Option") an aggregate of seven hundred and fifty thousand (750,000) shares of the Company's common stock ("Shares") at the price set forth in Section 4 below. The vested portion of the Option may be exercised at any time, whether in a single transaction or in multiple transactions, and in the amounts and at the times determined by Robbins.

2.       Vesting

         50,000 shares under the Option shall be vested on the date of the signature of the present Agreement and, subject to Sections 3 and 7 below, the remaining 700,000 shares under the Option shall vest at the rate of 35,000 shares under the Option (one twentieth of the balance granted under the Option) vesting per quarter. The first 35,000 options of the unvested portion shall vest on October 1st, 2003 and thereafter each successive vesting shall be effective on the first day following the end of each successive calendar quarter thereafter until all the options are vested.

         The vested portion of the Option shall be nonforfitable, and shall not be affected by the termination of the Employment Agreement, the death or disability of Robbins, or for any other reason. Notwithstanding the foregoing, if the entire portion of this Option has not been exercised as of December 31, 2011, the unexercised portion shall lapse and shall be of no force or effect.



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


3.       Effect of Termination of Employment Agreement

         If Robbins voluntarily terminates the Employment Agreement without cause, or if the Company terminates the Employment Agreement due to Robbins's breach, then as of the effective date of such termination the unvested portion of the Option shall terminate and shall be of no force or effect. This paragraph shall not apply to any voluntary termination by Robbins as a result of a Change in Control specified in Section 7 below.

         If the Company voluntarily terminates the Employment Agreement without cause, or if Robbins terminates the Employment Agreement due to the Company's breach, or if the Employment Agreement is terminated due to death or disability of Robbins, then as of the effective date of such termination the unvested portion of the Option shall be immediately and fully vested.

         The termination of Employment Agreement shall not affect Robbins's right to exercise the vested portion of the Option at any time prior to December 31, 2011.

4.       Purchase Price

         The purchase price for each Share subject to the Option (including any additional Shares granted to Robbins under Section 8 below) shall be $0.53.

5.       Manner of Exercise

         If at any time Robbins elects to exercise all or any part of the vested portion of the Option, it shall so notify Company in writing. Such written notice shall specify the number of Shares to be purchased, and shall be accompanied by cash or a check equal to the full purchase price for all Shares purchased. "Full purchase price" means the per-share price in Section 4 multiplied by the number of Shares purchased.

6.       Issuance of Certificates

         As soon as practicable after the exercise of any portion of the Option, the Company shall deliver to Robbins a certificate evidencing the Shares so purchased. Upon such delivery Robbins shall have all rights, powers, and interests of a shareholder of the Company with respect to the Shares so acquired.

7.       Change in Control

         Notwithstanding Section 2 above, in the event of a Change in Control of the Company the unvested portion of the Option shall be fully and immediately vested as of the earlier of (i) the date any proposed Change in Control has been approved by the Company's board of directors, whether or not all of the terms of such transaction have been determined, (ii) the date Change in Control has actually occurred, or (iii) the occurrence of an event specified in subsection
(c) below.


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

         As used herein, "Change in Control" shall mean any of the following:

                  (a) The sale or transfer of more than fifty percent (50%) of the assets of the Company, whether in a single transaction or a series of transactions during a 12 months period.

                  (b) The sale or transfer to any person or Common Group, or acquisition by any person or Common Group, of twenty percent (20%) or more of the outstanding common stock of the Company, whether in a single transaction or a series of transactions. "Common Group" means five or fewer persons related in some manner. This subsection shall not apply to common stock acquired by C. William Arrington or Benton Wilcoxon.

8.       Nonalienation.

         Neither of the Option nor any rights thereunder may be transferred, assigned, pledged or hypothocated in any way, whether by operation of law or otherwise, and shall not be subject to execution, attachment or similar process.

9.       Entire Agreement

         This  Agreement  represents  the entire  agreement  of the parties with
respect  to  the  subject   matter   hereof,   and   supercedes   any  prior  or
contemporaneous written or oral agreement with respect thereto.

10.      Choice of Law

         This Agreement shall be governed by the laws of the State of California.

11.      Amendment

         This Agreement may be amended only by a writing executed by the parties hereto.

12.      Attorney's Fees

         In the event either party incurs legal expenses to enforce or interpret any provision of this Agreement, the prevailing party shall be entitled to recover its legal expenses, including, without limitation, reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party shall be entitled.

         (Space left Blank)


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


         In WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.


COMPOSITE TECHNOLOGY CORPORATION

By:
         --------------------------------------
         Benton H Wilcoxon, Chairman and CEO

By:
         --------------------------------------
         Brent Robbins



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